EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Biovail Corporation on Form F-3 of our reports dated May 14, 1999 appearing in the Annual Report on Form 20-F of Biovail Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chartered Accountants
Toronto, Ontario
April 28, 2000